                                                                    Exhibit 10.5



October 14, 1997

RSC Alabama, Inc.
RSC Industrial Corporation
RSC Duval Inc.
RSC Rents, Inc.
The Air & Pump Company
Walker Jones Equipment, Inc.
Rental Service Corporation
RSC Acquisition Corp.
RSC Holdings, Inc.
14505 Hayden Road, #322
Scottsdale, Arizona 85260

RE: SECOND AMENDED AND RESTATED CREDIT AGREEMENT -- PROPOSED $100,000,000 SECURED TERM LOAN FACILITY

Gentlemen:

          Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of September 24, 1996 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of January 1, 1997, the Second Amendment, Consent and Limited Waiver to Amended and Restated Credit Agreement dated as of April 10, 1997, the Third Amendment, Consent and Limited Waiver to Amended and Restated Credit Agreement dated as of May 22, 1997 and Fourth Amendment to Amended and Restated Credit Agreement dated as of August 1, 1997, the "Credit Agreement") among RSC Alabama, Inc. (formerly known as Acme Alabama, Inc.), RSC Industrial Corporation (formerly known as Acme Dixie Inc.), RSC Duval Inc. (formerly known as Acme Duval Inc.), RSC Rents, Inc. (formerly known as Acme Rents, Inc.), The Air & Pump Company and Walker Jones Equipment, Inc. (collectively, the "Borrowers"), Rental Service Corporation ("RSC"), RSC Acquisition Corp. and RSC Holdings, Inc. (collectively, the "Parent Guarantors"), each financial institution identified on Annex I thereto (together with its successors and permitted assigns pursuant to Section 12.8 thereof, a "Revolving Credit Lender"), the Issuing Bank and BT Commercial Corporation ("BTCC") acting as agent for the Revolving Credit Lenders and the Issuing Bank (in such capacity, together with any successor agent appointed pursuant to Section 11.8 thereof, the "Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
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Rental Service Corporation et al.
October 14, 1997
Page 2

      BTCC understands from discussions with representatives of RSC and its Subsidiaries (collectively, the "Credit Parties") that, as part of a proposed second amendment and restatement of the Credit Agreement (the "Second Amended and Restated Credit Agreement"), the Credit Parties desire additional financing to consummate acquisitions and for other lawful general corporate purposes which financing shall consist of a seven year $100,000,000 term loan secured by a first priority lien on substantially all assets of the Credit Parties (the "Term Loan"). The borrowers of the Term Loan will be the Borrowers under the existing Credit Agreement. The Term Loan and other obligations of the Borrowers will be guaranteed by the Parent Guarantors on substantially the same terms as the guarantees of the Parent Guarantors in the Credit Agreement. The principal amount of the Term Loan will be repayable in 6 equal annual installments of $1,000,000 payable on each anniversary of the funding of the Term Loan with a final installment of $94,000,000 payable on the seventh anniversary of the funding of the Term Loan. Interest on the Term Loan will be payable monthly in arrears and will accrue at a rate equal to the Prime Lending Rate plus 1.75% or,
                                                                  ----
at the Borrower's option so long as no Default or Event of Default has occurred and is continuing, the Adjusted Eurodollar Rate plus 2.75%. From the date of
                                                ----
occurrence of an Event of Default, interest shall accrue at the applicable rates set forth in Section 4.6 of the Credit Agreement. In the event that any prepayment of all or a portion of the Term Loan (other than a mandatory prepayment) is made on or prior to the second anniversary of the funding thereof, a prepayment penalty shall be payable to the Agent, for the ratable benefit of the Term Lenders (as defined below), on the date of such prepayment in an amount equal to (i) two percent (2.00%) of the amount prepaid, if such prepayment is made on or prior to the first anniversary of the funding of the Term Loan or (ii) one percent (1.00%) of the amount prepaid, if such prepayment is made after such first anniversary and on or prior to the second anniversary of the funding of the Term Loan. We also understand that the terms and conditions of the Term Loan will be incorporated into the Second Amended and Restated Credit Agreement and the Credit Documents in existence at the time of the funding of the Term Loan; provided, that, the Second Amended and Restated
                              --------
Credit Agreement and such Credit Documents will include, in addition to the provisions outlined in this Commitment Letter, provisions to be negotiated by the parties which BTCC may deem appropriate once the final structure of the Term Loan has been determined and BTCC has completed its due diligence review.

          Based upon our preliminary review of the information which the Credit Parties have provided to us, BTCC is pleased to confirm that it is willing to provide the Term Loan (i) on the terms and conditions set forth above, (ii) upon obtaining the approval of each Revolving Credit Lender and (iii) on the other terms and conditions described in this Commitment Letter, the Fee Letter (as defined below) and the Second Amended and Restated Credit Agreement. BTCC's commitment to provide the Term Loan is also subject to the satisfaction of all the conditions set forth herein and in the Fee Letter, including satisfactory completion of BTCC's
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Rental Service Corporation et al.
October 14, 1997
Page 3

due diligence review as described herein and review of the assets, liabilities (including existing contingent liabilities), business and operations of the Credit Parties giving effect to the Term Loan and the Second Amended and Restated Credit Agreement. Further, BTCC and its counsel have not yet completed due diligence efforts necessary to substantiate the factual premises upon which the terms and conditions of this Commitment Letter are based. BTCC's willingness to commit to provide the Term Loan is subject to its satisfactory completion of such review and due diligence and its continuing satisfaction therewith.

          BTCC, as Agent, will structure the Term Loan and form a syndicate of financial institutions (together with BTCC, each a "Term Lender" and, collectively, the "Term Lenders") to join with it in providing the Term Loan. The Credit Parties hereby agree to assist the Agent in forming any such syndicate and to provide the Agent and the other Term Lenders, promptly upon request, with all information deemed necessary by them to evaluate the Term Loan and to complete successfully the syndication, including, without limitation, (i) an information package for delivery to potential syndicate members and participants and (ii) information and projections prepared by the Credit Parties or their advisors relating to the transactions described herein, all as reasonably requested by the Agent. Each of the Credit Parties further agrees to use its reasonable best efforts to make the appropriate officers and representatives thereof available to participate in information meetings for potential syndicate members and participants at such times and places as the Agent may reasonably request.

          Each of the Credit Parties represents and warrants that (a) all information which has been or is hereafter made available to the Agent or any Term Lender by any Credit Party or any of their respective representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects for the purposes prepared and does not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) all financial projections that have been or will hereafter be prepared by the Credit Parties and made available to the Agent or any Term Lender have been or will be prepared in good faith based upon reasonable assumptions, which assumptions shall be disclosed as part of such projections. The Credit Parties further agree to supplement the information and projections referred to in clauses (a) and (b) above from time to time until completion of the syndication so that the representation and warranty in the preceding sentence remains correct. In arranging, structuring and syndicating the Term Loan, the Agent may be using and relying on such information and projections without independent verification thereof.

          Each of the Credit Parties agrees that any and all information, materials or analysis furnished to us, or developed by us, in connection with the due diligence review described herein or in arranging, structuring and syndicating the Term Loan, including,
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Rental Service Corporation et al.
October 14, 1997
Page 4

without limitation, information bearing on the creditworthiness of any of the Credit Parties or their Affiliates (collectively, "Information"), may be shared by us with the other Term Lenders and our Affiliates, including, without limitation, Bankers Trust Company and BT Alex. Brown Corporation (collectively "BT Affiliates") provided that none of such Information shall be used in any manner which would violate applicable law. Each of the Credit Parties also confirms that it has no objection to discussions between our personnel and the personnel of the other Term Lenders or the BT Affiliates concerning any Credit Party or any Affiliate of any Credit Party, the Information, the Term Loan or any other potential transaction between any Credit Party, BTCC, any Term Lender or any BT Affiliate.

          In connection with the syndication of the Term Loan, BTCC may, in its discretion, allocate to the Term Lenders portions of any fees payable to BTCC in connection with the Term Loan. Each of the Credit Parties agrees that none of the Term Lenders will receive from any Credit Party or any of their respective Affiliates any compensation of any kind for its participation in the Term Loan except as expressly provided for in this Commitment Letter or in the fee letter of even date herewith (the "Fee Letter").

          BTCC's commitment to provide the Term Loan is further subject to there not having occurred and being continuing a material adverse change in financial, banking or capital market conditions generally since the date hereof that, in the sole judgment of BTCC, would substantially impair either the syndication of the Term Loan or the subsequent marketability of the Term Loan. In addition, in the event that: (i) prior to the execution and delivery of the Second Amended and Restated Credit Agreement, BTCC becomes aware of information, or an event occurs, which BTCC reasonably believes could have a Material Adverse Effect or
(ii) the Credit Parties do not, for any reason other than a cancellation by BTCC of its commitment pursuant to the foregoing clause (i), execute and deliver the Second Amended and Restated Credit Agreement on or before November 30, 1997 or such other date as may be agreed upon in writing by the parties hereto, then BTCC may, in its sole and absolute discretion, terminate all of its obligations hereunder.

          The commitment of BTCC hereunder is also subject to negotiation and execution of the Second Amended and Restated Credit Agreement, amendments to the other Credit Documents and other agreements, documents and instruments which the Agent and the Term Lenders may reasonably request (the Second Amended and Restated Credit Agreement and the other Credit Documents, as amended by such amendments and such other agreements, documents and instruments, collectively, the "Amended Credit Documents") in form and substance satisfactory to the Credit Parties, the Agent, the Term Lenders and their respective counsel. Whether or not the Amended Credit Documents are executed (including, without limitation, by reason of the failure to receive approval of each Revolving Credit Lender (other than BTCC)), each of the Credit Parties agrees as follows:
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Rental Service Corporation et al.
October 14, 1997
Page 5

(a) to promptly reimburse BTCC for all reasonable costs and expenses including, without limitation, (i) the fees, disbursements and other reasonable charges of attorneys and paralegals, (ii) reasonable out-of-pocket expenses of BTCC personnel, (iii) other legal, appraisal, environmental, audit, consulting, search and filing fees and expenses incurred by BTCC or any BT Affiliate in connection with (x) the arrangement, structuring, negotiation, preparation, review, execution, delivery, collection and enforcement of this Commitment Letter, the Fee Letter and the Amended Credit Documents,
     (y) the completion of the due diligence investigation described herein and
     (z) the syndication of the Term Loan;

(b) to indemnify and hold harmless BTCC, each Term Lender and each of their respective Affiliates, and each director, officer, agent, counsel and employee thereof (each an "Indemnified Person") from and against all losses, claims, damages, costs and other expenses ("Losses") to which any of them may become subject arising out of or relating to this Commitment Letter, the Amended Credit Documents or any other transaction contemplated hereby or thereby except for any such Losses caused by the gross negligence or willful misconduct of such Indemnified Person, and to reimburse BTCC and each other Indemnified Person for any reasonable expenses (including the fees, disbursements and other charges of attorneys and paralegals) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether BTCC or such Indemnified Person is a party thereto; and

(c) that neither the Agent nor any Term Lender shall be liable under this Commitment Letter or the Amended Credit Documents or any other transaction contemplated hereby or thereby or in respect of any act, omission or event relating to the Amended Credit Documents on any theory of liability, for any punitive, special, indirect or consequential damages.

          The contents of this Commitment Letter and the Fee Letter are confidential. None of the Credit Parties will show, circulate or otherwise disclose them or their contents to any other Person (other than Brentwood Associates, Affiliates of Brentwood Associates and the officers, directors, employees, attorneys and advisors of the respective Credit Parties, on a confidential basis, as necessary, in connection with the evaluation of the terms and conditions set forth herein and therein, who shall agree to maintain their confidentiality) without our prior written consent; and none of the Credit Parties will file any of them or disclose their contents in any filing with any Governmental Authority, unless prior to the filing the Credit Parties have formally accepted this Commitment Letter and the Fee Letter, as provided herein. This Commitment Letter and the Fee Letter may not be assigned by any Credit Party without the
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Rental Service Corporation et al.
October 14, 1997
Page 6

prior written consent of the Agent and the Term Lenders, and the undertakings by BTCC herein and therein are made solely for the benefit of the Credit Parties and may not be relied upon or enforced by any other Person. If the Commitment Letter and the Fee Letter are not accepted by the Credit Parties, the Credit Parties will immediately return to us the originals and copies of the Commitment Letter and the Fee Letter and any summaries thereof which the Credit Parties or their respective advisors may have created. If the Commitment Letter and Fee Letter are accepted by the Credit Parties and the Credit Parties have complied with the terms hereof and thereof, RSC and the Credit Parties may thereafter disclose the information contained in only the Commitment Letter as they deem required by law. Prior to acceptance, any disclosure by any Credit Party in violation hereof shall be deemed to constitute the Credit Parties' acceptance of this Commitment Letter and the Fee Letter.

          BTCC's commitment to provide the Term Loan on the terms and conditions set forth in this Commitment Letter is specifically contingent upon the execution and delivery of this Commitment Letter and the Fee Letter and the satisfaction of all of the other conditions referred to as conditions to the Term Loan. BTCC's commitment to provide the Term Loan pursuant to the terms of this Commitment Letter will expire at 5:00 p.m. Los Angeles, California time on October 17, 1997, unless on or before that time this Commitment Letter and the Fee Letter have been duly executed and delivered to BTCC. In addition and in any event, BTCC's commitment hereunder will expire (i) if any fees or other amounts payable to BTCC hereunder or under the Fee Letter are not paid when due and (ii) on November 30, 1997 or such other date as may agreed upon in writing by the parties hereto, if the Amended Credit Documents shall not have been executed by the Credit Parties, the Agent and the Term Lenders by that date.

          This Commitment Letter may be executed in counterparts which, when taken together, shall constitute an original. This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]
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Rental Service Corporation et al.
October 14, 1997
Page 7

          Please indicate your acceptance of and agreement to the foregoing by signing and returning the enclosed copies of this Commitment Letter and the Fee Letter to BT Commercial Corporation, 300 S. Grand Avenue, 41st Floor, Los Angeles, CA 90071
Attention: Thomas L. Ventling.

                           Very truly yours,

                           BT COMMERCIAL CORPORATION



                           By: /s/ Thomas L. Ventling
                              -----------------------
                              Thomas L. Ventling
                              Senior Vice President

Accepted and agreed this
14th day of October, 1997

RSC ALABAMA, INC.
RSC INDUSTRIAL CORPORATION
RSC DUVAL INC.
RSC RENTS, INC.
THE AIR & PUMP COMPANY
WALKER JONES EQUIPMENT, INC.
RENTAL SERVICE CORPORATION
RSC ACQUISITION CORP.
RSC HOLDINGS, INC.


By: /s/ Robert M. Wilson
   -------------------------------
    Name:  Robert M. Wilson
    Title: Senior Vice President &
           Chief Financial Officer